Exhibit 4.7

FOURTH AMENDMENT

DATED AS OF DECEMBER 19, 2005

TO

CREDIT AGREEMENT

DATED AS OF NOVEMBER 2, 1999

AMONG

ALLIANCE IMAGING, INC.,

as Borrower,

THE LENDERS LISTED HEREIN,

as Lenders,

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Administrative Agent,

CITICORP NORTH AMERICA, INC.,

as Syndication Agent,

and

LEHMAN BROTHERS COMMERCIAL PAPER INC.

and MERRILL LYNCH &CO.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

as Co-Documentation Agents

ALLIANCE IMAGING, INC.

FOURTH AMENDMENT

TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of December 19, 2005 and entered into by and among Alliance Imaging, Inc., a Delaware corporation (“Company”), the financial institutions listed on the signature pages hereof (“Lenders”), Deutsche Bank Trust Company Americas, as administrative agent for Lenders (“Administrative Agent”), Citicorp North America, Inc. as Syndication Agent (“Syndication Agent”), Lehman Commercial Paper Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated as Co-Documentation Agents (each, a “Co-Documentation Agent” and collectively, “Documentation Agent”), Deutsche Bank Trust Company Americas, as collateral agent (“Collateral Agent”) and, for purposes of Section 4 hereof, the Credit Support Parties (as defined in Section 4 hereof) listed on the signature pages hereof, and is made with reference to that certain Credit Agreement, dated as of November 2, 1999, as amended by that certain First Amendment dated as of May 11, 2000, as further amended by that certain Second Amendment dated as of June 10, 2002, as further amended by that certain Third Amendment dated as of December 29, 2004 (as so amended, the “Credit Agreement”), by and among Company, Lenders, Administrative Agent, Syndication Agent and Documentation Agent.  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, Company and Lenders desire to amend the Credit Agreement on, and subject to, the terms, conditions and agreements set forth herein, to modify certain financial covenants set forth therein;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.                                          AMENDMENTS TO THE CREDIT AGREEMENT

1.1                               Amendments to Section 1:  Provisions Relating to Defined Terms.

A.            Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

“Consolidated Senior Leverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of (i) Consolidated Senior Debt as of such date to (ii) Consolidated Adjusted EBITDA of Company and its Subsidiaries for the four Fiscal Quarter period ending on such date.

“Consolidated Senior Debt” means Consolidated Total Debt minus (i) the aggregate principal amount of Subordinated Indebtedness of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP and (ii) any other Indebtedness of

Company and its Subsidiaries incurred from time to time and subordinated in right of payment to the Obligations.

“Fourth Amendment” means the Fourth Amendment to the Credit Agreement, dated as of December 19, 2005, by and among Company, Requisite Lenders, Collateral Agent, Syndication Agent, Documentation Agent and Administrative Agent.

“Fourth Amendment Effective Date” means the date on which the Fourth Amendment became effective in accordance with its terms.

B.            Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definitions of “Applicable Tranche C Base Rate Margin”, “Applicable Tranche C LIBOR Margin”, and “Consolidated Adjusted EBITDA” in their entirety, and substituting the following therefore, respectively:

“Applicable Tranche C Base Rate Margin” means with respect to any date of determination on and after the Fourth Amendment Effective Date, a rate per annum equal to 1.50%.

“Applicable Tranche C LIBOR Margin” means with respect to any date of determination on and after the Fourth Amendment Effective Date, a rate per annum equal to 2.50%.

“Consolidated Adjusted EBITDA” means, with respect to any Person for any period, an amount equal to (i) Consolidated Net Income plus (ii) to the extent the following items are deducted in calculating such Consolidated Net Income, the sum, without duplication, of the amounts for such period of (a) Consolidated Interest Expense, (b) taxes computed on the basis of income, (c) total depreciation expense, (d) total amortization expense (including amortization of deferred financing fees), (e) any expenses or charges incurred in connection with any issuance of debt or equity Securities (including upfront fees payable in respect of bank facilities), (f) any restructuring charges or reserves, (g) any expenses or charges relating to the Recapitalization, (h) any fees and expenses related to Acquisitions and Investments permitted hereunder or acquisitions consummated prior to the date hereof, (i) any other non-cash charges, (j) any deduction for minority interest expense, (k) severance charges for such period, not to exceed $750,000 for any one Fiscal Year and (l) any other non-recurring charges minus (iii) to the extent the following items are added in calculating such Consolidated Net Income, the sum, without duplication, of the amounts for such period of (a) any non-recurring gains, and (b) any non-cash gains, all of the foregoing as determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP; provided that, for purposes of subsections 7.6 and 7.7(ii) only, (X) Consolidated Adjusted EBITDA of any Included Pro Forma Entity (other than any Unrestricted Subsidiary redesignated as a Subsidiary of Company) shall be increased (if positive) or decreased (if negative) by any Pro Forma Adjustment applicable thereto and (Y) Consolidated Adjusted EBITDA of Company and its Subsidiaries shall be increased (if positive) or decreased (if negative) by the Net EBITDA Adjustment.

1.2                               Amendments to Subsection 7.6: Financial Covenants.

A.            Subsection 7.6B is hereby amended by deleting the text of such subsection in its entirety and by substituting therefor the following “Maximum Leverage Ratio.  Company shall not permit the Consolidated Leverage Ratio as of the last day of any Fiscal Quarter ending on or after the Fourth Amendment Effective Date to exceed 4.00:1.00.”.

B.            Subsection 7.6 is hereby further amended by adding a new subparagraph (C) at the end thereof as follows:

“C.          Maximum Senior Leverage Ratio.  Company shall not permit the Consolidated Senior Leverage Ratio as of the last day of any Fiscal Quarter ending on or after the Fourth Amendment Effective Date to exceed 3.00:1.00.”.

1.3                               Amendments to Exhibits.

A.            Exhibit IX (Form of Compliance Certificate) to the Credit Agreement is hereby amended by adding a new subparagraph (J) at the end of Attachment No. 1 thereto as follows:

“J.           Maximum Senior Leverage Ratio (as of                     ,          )

1.	Consolidated Total Debt:	$
2.	Subordinated Indebtedness of Company and its Subsidiaries:	$
3.	Other Indebtedness of Company and its Subsidiaries subordinated in right of payment to the Obligations:	$
4.	Consolidated Senior Debt (J.1 minus J.2 minus J.3):	$
5.	Consolidated Adjusted EBITDA (F.15 above):	$
6.	Senior Leverage Ratio (J.4):(J.5):		:1.00
7.	Maximum ratio permitted under subsection 7.6C:	3.00	:1.00”.

Section 2.                                          CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Fourth Amendment Effective Date”) set forth in this Section 2:

A.            Corporate Documents.  On or before the Fourth Amendment Effective Date, Company shall, and shall cause each other Credit Support Party to, deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel), with respect to Company or such other Credit Support Party, as the case may be, Secretary’s Certificates, in form and substance reasonably satisfactory to Administrative Agent and dated the Fourth Amendment Effective Date, certifying that the signature and incumbency certificate of Company and each other Credit Support Party as delivered or reaffirmed to Administrative Agent on the Third Amendment Effective Date, is in full force and effect.

B.            Fourth Amendment.  Administrative Agent shall have received from (a) the Requisite Lenders, (b) Administrative Agent and (e) Company and the other Credit Support Parties, a counterpart of this Amendment signed on behalf of such party; and

C.            Amendment Fee.  Company shall have paid to Administrative Agent for the ratable benefit of each Lender that shall have executed this Amendment on or prior to 5:00 PM New York City time on December 19, 2005 (the “Consenting Lenders”) an amendment fee equal to 12 ½ basis points multiplied by the sum of the aggregate principal amount of the outstanding Term Loans and Revolving Loan Commitments held by the Consenting Lenders.

D.            Other Fees.  Administrative Agent shall have received any fees separately agreed upon between Company and Administrative Agent.

E.             Completion of Proceedings.  On or before the Fourth Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

Section 3.                                          COMPANY’S REPRESENTATIONS AND WARRANTIES

In order to induce Lenders and Administrative Agent to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to Administrative Agent and each Lender that the following statements are true, correct and complete:

A.            Corporate Power and Authority.  Each Loan Party has all requisite corporate, limited partnership or limited liability company power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

B.            Authorization of Agreements.  The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate, limited partnership or limited liability company action on the part of each Loan Party, as the case may be.

C.            No Conflict.  The execution and delivery by each Loan Party of this Amendment do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to such Loan Party, the Certificate or Articles of Incorporation or other organizational documents or Bylaws of such Loan Party or any order, judgment or decree of any court or other agency of government binding on such Loan Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Loan Party, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Loan Party (other than Liens created under any of the Loan Documents in favor of Collateral Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of such Loan Party, except for such approvals or consents which have been obtained on or before the Fourth Amendment Effective Date and disclosed in writing to Lenders.

D.            Governmental Consents.  The execution and delivery by each Loan Party of this Amendment and the performance by such Loan Party of the Amended Agreement by the Company do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

E.             Binding Obligation.  This Amendment and the Amended Agreement have been duly executed and delivered by each Loan Party party thereto and are the legally valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

F.             Incorporation of Representations and Warranties From Credit Agreement.  The representations and warranties contained in Section 5 of the Amended Agreement are and will be true, correct and complete in all material respects on and as of the Fourth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

G.            Absence of Default.  No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that constitutes or would constitute an Event of Default or a Potential Event of Default after giving effect to this Amendment.

Section 4.                                          ACKNOWLEDGEMENT AND CONSENT

Company is a party to the Collateral Account Agreement, pursuant to which Company has created Liens in favor of Administrative Agent on a certain deposit account of Company upon the occurrence of an event stated therein; the Amended and Restated Pledge Agreement, pursuant to which Company has affirmed, among other things, the pledge to Collateral Agent for the benefit of Secured Parties of certain capital stock and intercompany indebtedness owned by it to secure the Secured Obligations; and the Security Agreement, pursuant to which Company has granted Liens in favor of Collateral Agent on certain Collateral to secure the Secured Obligations, in each case as amended through the Fourth Amendment Effective Date.

Each Subsidiary Guarantor is a party to the Subsidiary Guaranty pursuant to which such Subsidiary Guarantor has guarantied the Obligations; the Amended and Restated Pledge

Agreement pursuant to which such Subsidiary Guarantor has affirmed, among other things, the pledge to Collateral Agent for the benefit of Secured Parties of certain capital stock and intercompany indebtedness owned by it to secure the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty and Additional Debt (as defined in the Security Agreement); and the Security Agreement pursuant to which such Subsidiary Guarantor will grant Liens in favor of Collateral Agent on certain Collateral to secure the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty and Additional Debt (as defined in the Security Agreement), in each case as amended through the Fourth Amendment Effective Date.  Company and the Subsidiary Guarantors are collectively referred to herein as the “Credit Support Parties”, and the Collateral Account Agreement, the Amended and Restated Pledge Agreement and the Security Agreement are collectively referred to herein as the “Credit Support Documents.”

Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment.  Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all Secured Obligations, as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such Secured Obligations, as the case may be, in respect of the Obligations of Company now or hereafter existing under or in respect of the Amended Agreement and the Notes defined therein.  Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.  Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

Each Credit Support Party (other than Company) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

Section 5.                                          MISCELLANEOUS

A.            Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)            On and after the Fourth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

(ii)           Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)          The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

B.            Fees and Expenses.  Payment of all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent or its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be paid by Company as agreed upon between Company and Agents.

C.            Headings.  Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D.            Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

E.             Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ALLIANCE IMAGING, INC.

By:	/s/ Howard K. Aihara
Name:	Howard K. Aihara
Title:	Executive Vice President Chief Financial Officer

ALLIANCE IMAGING CENTERS, INC.

ALLIANCE IMAGING MANAGEMENT, INC.

ROYAL MEDICAL HEALTH SERVICES, INC.

ALLIANCE IMAGING OF OHIO, INC.

ALLIANCE IMAGING OF MICHIGAN, INC.

MEDICAL CONSULTANTS IMAGING CO.

ALLIANCE IMAGING NC, INC.

MEDICAL DIAGNOSTICS, INC.

WESTERN MASSACHUSETTS MAGNETIC RESONANCE SERVICES, INC.

GREATER BOSTON MRI L.P.

GREATER SPRINGFIELD MRI L.P.

CURACARE, INC.

AMERICAN SHARED-CURACARE

SMT HEALTH SERVICES INC.

MID-AMERICAN IMAGING, INC.

RIA MANAGEMENT SERVICES, INC.

GREATER BOSTON MRI SERVICES, INC.

CENTRAL MASSACHUSETTS MRI SERVICES, INC.

DIMENSIONS MEDICAL GROUP, INC.

MERITUS PLS, INC.

QUINCY MRI, L.P.

THREE RIVERS HOLDING CORP.

SOUTHEAST ARIZONA, INC.

ALLIANCE MEDICAL IMAGING SOLUTIONS, LLC

PET SCANS OF AMERICA CORP.

ALLIANCE IMAGING FINANCIAL SERVICES, INC.

NEW ENGLAND MOLECULAR IMAGING, LLC

(for purposes of Section 4 only) as a Credit Support Party

By:	/s/ Howard K. Aihara
Name:	Howard K. Aihara
Title:	Executive Vice President Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS, individually and as Administrative Agent, Issuing Lender and Collateral Agent

By:	/s/ Diane F. Rolfe
Name:	Diane F. Rolfe
Title:	Vice President

By:	/s/ Anca Trifan
Name:	Anca Trifan
Title:	Director

CITICORP NORTH AMERICA, INC., individually and as Syndication Agent and Lender

By:	/s/ C. P. Mahon
Name:	C. P. Mahon
Title:	Vice President

LEHMAN COMMERCIAL PAPER INC., individually and as Co-Documentation Agent

By:	/s/ Craig Malloy
Name:	Craig Malloy
Title:	Authorized Signatory

LEHMAN BROTHERS INC., individually and as Lender

By:	/s/ Craig Malloy
Name:	Craig Malloy
Title:	Vice President

MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Co-Documentation Agent

By:	/s/ Michael E. O’Brien
Name:	Michael E. O’Brien
Title:	Director

MERRILL LYNCH CAPITAL CORPORATION, as Lender

By:	/s/ Michael E. O’Brien
Name:	Michael E. O’Brien
Title:	Vice President